As filed with the Securities and Exchange Commission on December 30, 1998
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               TRIAD GUARANTY INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                     56-1838519
   (State of Incorporation)                         (I.R.S. Employer
                                                  Identification Number)

                       101 South Stratford Road, Suite 500
                       Winston-salem, North Carolina 27104
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                TRIAD GUARANTY INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                  Earl F. Wall
                               Triad Guaranty Inc.
                       101 South Stratford Road, Suite 500
                       Winston-salem, North Carolina 27104
                                 (336) 723-1282
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:
                              John S. Chapman, Esq.
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 443-0700

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of
Securities                     Proposed maximum   Proposed maximum  Amount of
to be        Amount to be      offering price     aggregate         registration
Registered   registered(1)(2)  per share          offering price    fee
------------ ----------------- ----------------   ----------------  ------------

Common Stock     60,000          $20.00(3)         $1,200,000(3)      $333.60(3)
------------ ----------------- ----------------   ----------------  ------------

(1) Represents the maximum number of shares of Common Stock of the Company that may be issued hereunder.
(2) Together with an indeterminant number of additional shares which may be necessary to adjust the number of shares registered hereunder as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.
(3) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on December 29, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

     3. The description of the shares of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission on September 7, 1993, including any amendment or report filed for the purpose of updating such description.

     In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently furnished appendix to this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to an action (other than an action by the corporation) by reason of his service to the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Certificate of Incorporation provides for the broad indemnification of the directors and officers of the Registrant to the fullest extent permitted by current Delaware law. The Registrant's Certificate of Incorporation also eliminates the personal liability of a director to the Registrant or its stockholders under certain circumstances, for monetary damages for breach of fiduciary duty as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Index to Exhibits immediately following the signature page.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem and State of North Carolina, on December 23, 1998.

                                    TRIAD GUARANTY INC.

                                    By: /s/ Darryl W. Thompson
                                    --------------------------
                                    Name: Darryl W. Thompson
                                    Its:  President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Earl F. Wall and Michael R. Oswalt or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                                 DATE
-----------------                                                 ----

/s/ William T. Ratliff, III                                  December 21, 1998
---------------------------
William T. Ratliff, III
Chairman

 /s/ Darryl W. Thompson                                      December 23, 1998
-----------------------
Darryl W. Thompson
President, Chief Executive Officer and Director

 /s/ David W. Whitehurst                                     December 18, 1998
------------------------
David W. Whitehurst
Executive Vice President, Chief Financial Officer,
Treasurer and Director

 /s/ Michael R. Oswalt                                       December 22, 1998
----------------------
Michael R. Oswalt
Vice President and Controller
Principal Accounting Officer

 /s/ Robert T. David                                         December 21, 1998
--------------------
Robert T. David
Director

 /s/ Raymond H. Elliott                                      December 18, 1998
-----------------------
Raymond H. Elliott
Director

                                INDEX TO EXHIBITS


    Exhibit
    No.                        Description
    ---                        -----------

    4.1                    Form of Common Stock Certificate (1)

    5                      Opinion of Lord, Bissell & Brook (filed herewith)

   23.1                    Consent of Ernst & Young (filed herewith)

   23.2                    Consent of Lord, Bissell & Brook (included in
                           Exhibit 5 above)

   24 Power of Attorney of certain officers and directors of the Company (included on the signature page)

-------------------------

(1) Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-1 filed October 22, 1993 and amendments thereto.